CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2005-9

DERIVED INFORMATION 10/24/2005

[$881,550,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$891,000,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-9

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/05 cutoff date.  Approximately 36.7% of the mortgage loans do not provide for any payments of principal in the first two, three, five, or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	4,617
Total Outstanding Loan Balance	$898,209,110*	Min	Max
Average Loan Current Balance	$194,544	$4,176	$997,377
Weighted Average Original LTV	79.8%**
Weighted Average Coupon	7.17%	4.75%	14.58%
Arm Weighted Average Coupon	7.08%
Fixed Weighted Average Coupon	7.99%
Weighted Average Margin	6.13%	2.25%	9.25%
Weighted Average FICO (Non-Zero)	631
Weighted Average Age (Months)	3
% First Liens	98.0%
% Second Liens	2.0%
% Arms	90.9%
% Fixed	9.1%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$900,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

	%	%	%	%	WA	%
	FICO	FICO	FICO	FICO	OLTV*	of
Original LTV (%) * - Aggregrate	<=600	601-625	626-650	>650%		Sched_Bal
<= 70.0	5.3	2.9	2.0	3.2	61.1	13.3
70.1 - 75.0	3.3	1.3	1.3	1.6	74.0	7.4
75.1 - 80.0	9.6	8.9	9.9	21.4	79.8	49.8
80.1 - 85.0	3.8	1.8	1.5	2.0	84.4	9.1
85.1 - 90.0	4.9	2.9	2.6	4.1	89.6	14.5
90.1 >=	0.7	1.5	1.4	2.3	97.6	5.9
Total:	27.6	19.1	18.7	34.5	79.8	100.0

*

Note, for second liens, CLTV is employed in this calculation.

	%	%	%	%	WA	%
	FICO	FICO	FICO	FICO	OLTV*	of
Original LTV (%) * - ARM	<=600	601-625	626-650	>650%		Sched_Bal
<= 70.0	5.1	2.8	1.9	3.1	61.8	12.8
70.1 - 75.0	3.3	1.1	1.1	1.6	74.0	7.2
75.1 - 80.0	10.0	9.2	10.6	22.4	79.8	52.3
80.1 - 85.0	4.1	1.7	1.4	1.9	84.4	9.0
85.1 - 90.0	5.0	3.1	2.6	4.0	89.6	14.8
90.1 >=	0.5	1.1	0.9	1.4	96.4	3.9
Total:	28.1	19.0	18.5	34.4	79.6	100.0

*

Note, for second liens, CLTV is employed in this calculation.

	%	%	%	%	WA	%
	FICO	FICO	FICO	FICO	OLTV*	of
Original LTV (%) * - FX	<=600	601-625	626-650	>650%		Sched_Bal
<= 70.0	6.9	3.5	3.1	4.8	56.6	18.2
70.1 - 75.0	2.9	2.5	2.6	1.3	74.1	9.3
75.1 - 80.0	5.4	5.6	2.8	11.6	79.6	25.4
80.1 - 85.0	1.5	2.9	2.4	3.1	84.3	9.8
85.1 - 90.0	3.6	0.9	2.7	4.7	89.2	11.9
90.1 >=	3.2	5.3	6.5	10.4	99.4	25.4
Total:	23.5	20.6	20.0	35.9	81.5	100.0

*

Note, for second liens, CLTV is employed in this calculation.